EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-46939 and 333-50767on Form S-8 of our report dated May 10, 2010,  appearing in this Annual Report on Form 10-K of Star Buffet, Inc. for the fiscal year ended January  25, 2010.

/s/ MOSS ADAMS LLP
MOSS ADAMS LLP
Scottsdale, Arizona
May 10, 2010

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